                                                             Exhibit 99(a)(5)(C)

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
Robert Solomon/John Henderson
                                           (212)-843-8050/(212)-843-8054
Lone Star Steakhouse & Saloon, Inc.        Nasdaq:  STAR

Wichita, Kansas                            May 17, 2002

                  LONE STAR STEAKHOUSE & SALOON, INC. ANNOUNCES
              CLARIFICATION TO MODIFIED DUTCH AUCTION TENDER OFFER

Lone  Star   Steakhouse  &  Saloon,   Inc.   ("Lone  Star")  today  announced  a
clarification  of its previously  announced  modified Dutch auction tender offer for  4,000,000  shares  of its  common  stock at a price  per share of $20.50 to
$22.50.

The tender offer will expire at 12:00  midnight,  New York City time, on Friday,
June 14, 2002,  unless  extended by Lone Star,  and not 5:00 p.m., New York City time as was  indicated  in the  Offer to  Purchase  and the  related  Letter  of
Transmittal.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY
OR THE  SOLICITATION  OF AN OFFER TO SELL ANY SHARES OF LONE STAR COMMON  STOCK.
THE TENDER  OFFER IS BEING MADE SOLELY BY THE OFFER TO PURCHASE  AND THE RELATED
LETTER OF  TRANSMITTAL.  INVESTORS  ARE URGED TO READ LONE STAR'S  TENDER  OFFER
STATEMENT ON SCHEDULE TO FILED WITH THE SEC IN CONNECTION WITH THE TENDER OFFER,
WHICH  INCLUDES AS  EXHIBITS  THE OFFER TO  PURCHASE  AND THE RELATED  LETTER OF
TRANSMITTAL, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE STATEMENT WHEN THEY
BECOME  AVAILABLE,  BECAUSE THEY CONTAIN  IMPORTANT  INFORMATION.  EACH OF THESE
DOCUMENTS  HAS BEEN OR WILL BE FILED WITH THE SEC, AND INVESTORS MAY OBTAIN THEM
FOR FREE FROM THE SEC AT THE SEC'S WEBSITE AT  WWW.SEC.GOV OR FROM INNISFREE M&A
INCORPORATED,  THE  INFORMATION  AGENT FOR THE TENDER OFFER,  BY DIRECTING  SUCH
REQUEST TO:  INNISFREE M&A  INCORPORATED,  501 MADISON AVENUE,  20TH FLOOR,  NEW
YORK,  NEW YORK 10022,  TELEPHONE  (888)  750-5834  (BANKERS  AND  BROKERS  CALL
COLLECT:  (212)  750-5833).  SHAREHOLDERS  ARE  URGED TO  CAREFULLY  READ  THESE
MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

Lone Star  Steakhouse & Saloon,  Inc.  owns and operates a chain of 249 domestic and 25 international Lone Star Steakhouse & Saloon restaurants. The Company also owns and  operates 5 Del Frisco's  Double  Eagle Steak Houses and 15  Sullivan's
Steakhouses.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein,  including the development plans of the Company, are reasonable,  any of the assumptions  could be inaccurate,  and therefore,  there can be no assurance that the forward-looking statements contained in the press release will prove to
be   accurate.   In  light  of   significant   uncertainties   inherent  in  the
forward-looking  statements  included herein,  the inclusion of such information should not be regarded as a  representation  by the Company or any other  person that the objectives and plans of the Company will be achieved.